Xilio Therapeutics Highlights Upcoming Milestones and Recent Corporate Updates

Received $35.8 million in gross proceeds from Series B warrant exercises, including full exercise by Coastlands Capital, Frazier Life Sciences and Gilead Sciences, Inc., and extended anticipated cash runway into second quarter of 2027

Achieved development milestone for masked antibody-based program under AbbVie agreement

Nominated development candidate for wholly-owned masked T cell engager program targeting CLDN18.2

Appoints Sara Bonstein as chair of board of directors

WALTHAM, Mass., Jan. 8, 2026 -- Xilio Therapeutics, Inc. (Nasdaq: XLO), a clinical-stage biotechnology company discovering and developing masked immuno-oncology therapies for people living with cancer, today highlighted upcoming milestones and recent corporate updates.

“2025 was marked by robust execution at Xilio as we delivered on key priorities across our deep portfolio of differentiated I-O therapies, demonstrated additional clinical validation of our masking technology and further strengthened our financial position through strategic partnerships and our recent equity financing,” said René Russo, Pharm.D., president and chief executive officer of Xilio. “In the year ahead, we have a strong foundation to advance our potential best-in-class bispecific PD-1/IL-2 and T cell engager programs toward the clinic and maximize the value of our vilastobart and efarindodekin alfa programs through strategic partnerships.”

Xilio also announced the appointment of Sara Bonstein as chair of the board of directors, following the retirement of Paul Clancy. Dr. Russo continued, “Sara has been an invaluable member of our board since 2021 and brings more than two decades of executive leadership in finance, corporate strategy and business operations in the biotechnology industry, as well as extensive experience advancing novel therapies from discovery through commercialization. I look forward to continuing to partner with Sara as we advance our pipeline of masked immuno-oncology therapies through development. On behalf of the entire board, I’d also like to express my gratitude to Paul for his leadership and contributions as chair, which have been instrumental in helping shape Xilio over the past five years.”

Ms. Bonstein added, “During my tenure, Xilio has made significant progress demonstrating validation for its novel masking technology through strategic partnerships with Gilead and AbbVie as well as promising clinical data for its most advanced programs. I am excited to chair the board and look forward to working closely with the management team to advance the company’s deep portfolio of differentiated I-O therapies.”

Corporate Updates

In January 2026, Xilio announced the receipt of $35.8 million in gross proceeds from the exercise of Series B warrants, before deducting underwriting discounts and commissions and any offering expenses, including the full exercise of Series B warrants held by Coastlands Capital, Frazier Life Sciences and Gilead Sciences, Inc. The Series B warrants were issued in connection with a follow-on public offering in June 2025.

Xilio today announced:

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The achievement of a development milestone related to the masked antibody-based immunotherapy program under the company’s collaboration, license and option agreement with AbbVie.
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The nomination of a development candidate for its masked T cell engager program targeting the tumor-associated antigen for CLDN18.2, which has broad potential as a target for gastric, pancreatic, esophageal and lung cancers.
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The appointment of Sara M. Bonstein as chair of the board of directors of Xilio. Ms. Bonstein has served as a member of Xilio’s board of directors since August 2021 and succeeds Paul Clancy, who retired from the board of directors on January 6, 2026. Ms. Bonstein has more than 10 years of experience as a chief financial officer for public biotechnology companies, and she currently serves as chief financial officer of Insmed, Inc. where she oversees key financial functions including capital raising, investor relations, accounting, treasury, financial planning and analysis and procurement. Earlier in her career, Ms. Bonstein held finance roles of increasing responsibility at Eli Lilly & Company and Johnson & Johnson. Ms. Bonstein holds a B.S. in finance from The College of New Jersey and an M.B.A. from Rider University.

Anticipated Milestones

Xilio’s anticipated upcoming milestones include:

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Submit an investigational new drug (IND) application for XTX501 in the middle of 2026
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Report initial Phase 1 data for XTX501 in the second half of 2027, subject to clearance of the IND by the U.S. Food and Drug Administration
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Nominate a development candidate for the STEAP1 program (masked T cell engager with co-stimulation) in the first half of 2026
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Advance at least two masked T cell engager programs into IND-enabling studies and submit IND applications for those programs in 2027
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Deliver the Phase 1/2 option data package to Gilead for the efarindodekin alfa program in the first half of 2027

Financial Guidance

As of December 31, 2025, Xilio estimates that it had cash and cash equivalents of $137.5 million, including $35.8 million in gross proceeds received in the fourth quarter of 2025 from the exercise of Series B warrants.

Based on its current operating plans, Xilio anticipates that its cash and cash equivalents as of December 31, 2025 will be sufficient to enable it to fund its operating expenses and capital expenditure requirements into the second quarter of 2027.

The cash and cash equivalents information provided above is based on preliminary unaudited information and management estimates for the year ended December 31, 2025, is not a comprehensive statement of the company’s financial results as of and for the fiscal year ended December 31, 2025 and may change. Xilio’s independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, this preliminary estimate.

About Xilio Therapeutics

Xilio Therapeutics is a clinical-stage biotechnology company discovering and developing masked immuno-oncology (I-O) therapies with the goal of significantly improving outcomes for people living with cancer without the systemic side effects of current I-O treatments. The company is leveraging its proprietary masking technology to advance a pipeline of novel, masked I-O molecules that are designed to optimize the therapeutic index by localizing anti-tumor activity within the tumor microenvironment. Learn more by visiting www.xiliotx.com and follow us on LinkedIn (Xilio Therapeutics, Inc.).

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding plans, expectations, development timelines and anticipated milestones for Xilio’s programs; the timing of data releases or program updates; the potential of Xilio’s programs or platform; the timing and receipt of future contingent payments under Xilio’s collaboration agreements with AbbVie or Gilead; Xilio’s estimated cash and cash equivalents and the sufficiency of, and period in which, Xilio expects to be able to fund its operations and capital expenditure requirements; and Xilio’s strategy, goals and anticipated financial performance, milestones, business plans and focus. The words “aim,” “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “seek,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of important risks, uncertainties and other factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks related to general market conditions and geopolitical uncertainties; risks and uncertainties related to ongoing and planned research and development activities, including initiating, conducting or completing preclinical studies and clinical trials and the timing and results of such preclinical studies or clinical trials; the delay of any current or planned preclinical studies or clinical trials or the development of Xilio’s current or future product candidates; Xilio’s ability to obtain and maintain sufficient preclinical and clinical supply of current or future product candidates; Xilio’s ability to advance multiple early stage masked T cell engager programs; initial, preliminary, interim or retrospective preclinical or clinical data or results may not be replicated in or predictive of future preclinical or clinical data or results; Xilio’s ability to successfully demonstrate the safety and efficacy of its product candidates and gain approval of its product candidates on a timely basis, if at all; results from preclinical studies or clinical trials for Xilio’s product candidates may not support further development of such product candidates; actions of regulatory agencies may affect the initiation, timing and progress of current or future clinical trials; Xilio’s ability to obtain, maintain and enforce patent and other intellectual property protection for current or future product candidates; Xilio’s need to obtain additional cash resources to advance its pipeline of tumor-activated I-O molecules; the impact of international trade policies on Xilio’s business, including U.S. and China trade policies; and Xilio’s ability to maintain its collaboration or partnership agreements with AbbVie, Gilead and Roche. These and other risks and uncertainties are described in greater detail in the sections entitled “Risk Factor Summary” and “Risk Factors” in Xilio’s filings with the U.S. Securities and Exchange Commission (SEC), including Xilio’s most recent Quarterly Report on Form 10-Q and any other filings that Xilio has made or may make with the SEC in the future. Any forward-looking statements contained in this press release represent Xilio’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, Xilio explicitly disclaims any obligation to update any forward-looking statements.

This press release contains hyperlinks to information that is not deemed to be incorporated by reference in this press release.

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